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                                                                     EXHIBIT 4.9


                      FORM OF SALE PARTICIPATION AGREEMENT



                                                                          , 199
                                                             --------- ---     -


To:  The Person whose name
           is set forth on the
           signature page hereof

Dear Sir or Madam:

                 You have entered into a Management Stockholder's Agreement, dated as of _________ __, 199_ (the "Stockholder's Agreement"), with Regal Cinemas, Inc., a Tennessee corporation (the "Company"), relating to your purchase and ownership of shares of the common stock, no par value, of the Company (the "Common Stock"). The undersigned Controlling Shareholders (as defined in the Stockholder's Agreement) also own shares of Common Stock and hereby agree with you as follows, effective upon the Base Date (as defined in the Stockholder's Agreement):

                 1. In the event that at any time any of the Controlling Shareholders (each a "Selling Partnership" and, collectively, together with their respective affiliates to the extent set forth in numbered paragraph 11 hereto, the "Selling Partnerships") proposes to sell for cash or any other consideration any shares of Common Stock of the Company owned by it in any transaction other than a Public Offering (as defined in the Stockholder's Agreement) or a sale to another Selling Partnership, an affiliate of a Selling Partnership or DLJ Merchant Banking Partners, II, L.P. or any affiliate thereof, the Selling Partnership will notify you or your Management Stockholder's Estate or Management Stockholder's Trust (as such terms are defined in Section 2 of the Stockholder's Agreement; and collectively with you, the "Management Stockholder Entities"), as the case may be, in writing (a "Notice") of such proposed sale (a "Proposed Sale") and the material terms of the Proposed Sale as of the date of the Notice (the "Material Terms") promptly, and in any event not more than 10 days after the execution of the definitive agreement relating to the Proposed Sale, if any (the "Sale Agreement"). If within 10 days of the Management Stockholder Entities' receipt of such Notice the Selling Partnership receives from a Management Stockholder Entity a written request (a "Management Stockholder Request") to include Common Stock held by a Management Stockholder Entity in the Proposed Sale (which Management Stockholder Request shall be irrevocable unless (a) there shall be a material adverse change in the Material Terms or (b) otherwise mutually agreed to in writing by the Management Stockholder Entity and the Selling Partnership), the Common Stock held by you will be so
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included as provided herein; provided that only one Management Stockholder
Request, which shall be executed by such Management Stockholder Entity, may be delivered with respect to any Proposed Sale for all Common Stock held by a Management Stockholder Entity. Promptly after the consummation of the transactions contemplated thereby, the Selling Partnership will furnish the Management Stockholder Entities with a copy of the Sale Agreement, if any.

                 2. The number of shares of Common Stock which the Management Stockholder Entities will be permitted to include in a Proposed Sale pursuant to a Management Stockholder Request will be the lesser of (a) the sum of the number of shares of Common Stock then owned by the Management Stockholder Entities plus all shares of Common Stock which you are then entitled to acquire under an unexercised option to purchase shares of Common Stock, to the extent such option is then exercisable or would become exercisable as a result of the consummation of the Proposed Sale and (b) the sum of the shares of Common Stock then owned by the Management Stockholder Entities plus all shares of Common Stock which you are entitled to acquire under an unexercised option to purchase shares of Common Stock, whether or not fully exercisable, multiplied by a percentage calculated by dividing the aggregate number of shares of Common Stock which a Selling Partnership or the Selling Partnerships propose to sell in the Proposed Sale (after giving effect to the applicable provisions of any written agreement between the Selling Partnerships and any holder of shares of Common Stock that gives the right to such holder to participate in a sale of Common Stock by the Selling Partnerships) by the total number of shares of Common Stock owned by the Selling Partnerships. If one or more holders of shares of Common Stock who have been granted the same rights granted to the Management Stockholder Entities hereunder elect not to include the maximum number of shares of Common Stock which such holders would have been permitted to include in a Proposed Sale (the "Eligible Shares"), then the Selling Partnerships, or such remaining holders of shares of Common Stock, or any of them, may sell in the Proposed Sale a number of additional shares of Common Stock owned by any of them equal to their pro rata portion of the number of Eligible Shares not included in the Proposed Sale, based on the relative number of shares of Common Stock then held by each such holder, and such additional shares of Common Stock which any such holder or holders propose to sell shall not be included in any calculation made pursuant to this Paragraph 2 for the purpose of determining the number of shares of Common Stock which the Management Stockholder Entities will be permitted to include in a Proposed Sale. The Selling Partnerships, or any of them, may sell in the Proposed Sale additional shares of Common Stock owned by them equal to any remaining Eligible Shares which will not be included in the Proposed Sale pursuant to the foregoing.

                 3. If the Selling Partnerships receive an offer from a person to purchase in a Proposed Sale (a) at least a majority of the shares of Common Stock then outstanding or (b) all or substantially all of the shares of Common Stock owned collectively by the Selling Partnerships, and such offer is accepted by the Selling Partnerships, then each Management Stockholder Entity hereby agrees that, if requested by the Selling Partnerships ("Selling Partnership Request"), each Management Stockholder Entity will sell in such Proposed Sale on the same terms and conditions (including, without limitation, time of payment and form of consideration) as to be paid and given to the Selling Partnerships, the number of shares of
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Common Stock equal to the number of shares of Common Stock owned by the
Management Stockholder Entities (plus all shares of Common Stock which you are then entitled to acquire under an unexercised option to purchase shares of Common Stock, to the extent such option is then exercisable or would become exercisable as a result of the consummation of the Proposed Sale) multiplied by
(x) in the case of a Proposed Sale described in clause (a) above, the percentage of the then outstanding shares of Common Stock to which the Proposed Sale is applicable or (y) in the case of a Proposed Sale described in clause
(b) above, the percentage of the shares of Common Stock owned by the Selling Partnerships to which the Proposed Sale is applicable.

                 4. (a) Except as may otherwise be provided herein, shares of Common Stock subject to a Management Stockholder Request or a Selling Partnership Request will be included in a Proposed Sale pursuant hereto and in any agreements with purchasers relating thereto on the same terms and subject to the same conditions applicable to the shares of Common Stock which the Selling Partnership proposes to sell in the Proposed Sale. Such terms and conditions shall include, without limitation: the sales price; the payment of fees, commissions, adjustment to purchase price and expenses; and the provision of, and representation and warranty as to, information requested by the Selling Partnership; and the provision of requisite indemnifications; provided that any fees, commissions, adjustments to purchase price, expenses or indemnification provided by the Management Stockholder Entities shall be on a pro rata basis.

                          (b)  In the event of a transaction (such as a merger
or consolidation) involving the Company which results in a Change of Control (as defined in Section 15 of the Stockholder's Agreement) but is not a Proposed Sale (a "Proposed Transaction"), you agree on behalf of the Management Stockholder Entities, to bear your pro rata share of any fees, commissions, adjustments to purchase price, expenses or indemnities borne by the Selling Partnership.

                          (c)  Your pro rata share of any amount pursuant to
Paragraphs 4(a) or (b) shall be based upon the number of shares of Common Stock owned by the Management Stockholder Entities plus the number of shares of Common Stock you would have the right to acquire under unexercised options which are then vested or would become vested as a result of the Proposed Sale or Proposed Transaction.

                          (d)  The Selling Partnerships shall be entitled to
estimate the amount of fees, commissions, adjustments to purchase price, expenses or indemnities in connection with any Proposed Sale or Proposed Transaction and to withhold such amounts from payments to be made to the Management Stockholder Entities at the time of closing of such Proposed Sale or Proposed Transaction; provided that (i) such estimate shall not preclude the Selling Partnerships from recovering additional amounts from the Management Stockholder Entities in respect of such fees, commissions, adjustments to purchase price, expenses or indemnities and (ii) the Selling Partnerships shall reimburse the Management Stockholder Entities to the extent actual amounts are ultimately less than the estimated amounts.
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                 5.       Upon delivering a Management Stockholder Request or
receiving a Selling Partnership Request, the Management Stockholder Entities will, if requested by a Selling Partnership, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Selling Partnership with respect to the shares of Common Stock which are to be sold by the Management Stockholder Entities pursuant hereto (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Management Stockholder Entities will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder Entities' agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney ont he Management Stockholder Entities' behalf with respect to the matters specified therein.

                 6. The Management Stockholder Entities' right pursuant hereto to participate in a Proposed Sale shall be contingent on the Management Stockholder Entities' strict compliance with each of the applicable provisions hereof and the Management Stockholder Entities' willingness to executed such documents in connection therewith as may be reasonably requested by a Selling Partnership. The Controlling Shareholders right pursuant hereto to require the participation of the Management Stockholder Entities in a Proposed Sale shall be contingent on the Controlling Shareholders' strict compliance with each of the applicable provisions hereof

                 7. The obligations of the Selling Partnerships hereunder shall extend only to the Management Stockholder Entities and no other of the Management Stockholder Entities' successors or assigns shall have any rights pursuant hereto.

                 8. This Agreement shall terminate and be of no further force and effect on the fifth anniversary of the first occurrence of a Public Offering (as defined in the Stockholder's Agreement).

                 9. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered to the party to whom it is directed:

                          (a) If to the Selling Partnerships, to them at the following addresses:

                                  Kohlberg Kravis Roberts & Co.
                                  9 West 57th Street
                                  New York, New York  10019
                                  Attn:  Clifton S. Robbins

                                           -and-
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                                  Hicks, Muse, Tate & Furst Incorporated
                                  200 Crescent Court
                                  Suite 1600
                                  Dallas, Texas  75201

                                  Attn:  Lawrence D. Stuart, Jr.


                                  with copies to:

                                  Simpson Thacher & Bartlett
                                  425 Lexington Avenue
                                  New York, New York  10017
                                  Attn:  Charles I. Cogut, Esq.

                                           -and-

                                  Weil, Gotshal & Manges LLP
                                  100 Crescent Court
                                  Suite 1300
                                  Dallas, Texas  75201
                                  Attn:  Jeremy W. Dickens, Esq.

                          (b) If to you, to you at your address set forth in the Stockholder's Agreement;

                          (c) If to your Management Stockholder's Estate or Management Stockholder's Trust, at the address provided to the Selling Partnerships by such entity;

or at such other address as any of the above shall have specified by notice in writing delivered to the others by certified mail.

                 10. The laws of the state of New York shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law. l Any suit, actio or proceeding against you with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction int he State of New York, as the Selling Partnerships may elect in their sole discretion, and you hereby submit to the non exclusive jurisdiction of such courts for the propose of any such suit, action, proceeding or judgment. You hereby irrevocably waive any objections which you may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of New York, and hereby further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient for us. No suit, action or proceeding against the Selling Partnerships with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic authority other than in a court of competent jurisdiction in the State of New York, and you hereby irrevocably waive any right
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which you may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Selling Partnerships hereby submit to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.


                 11. If a Selling Partnership transfers its interest in the Company to an affiliate of such Selling Partnership, such affiliate shall succeed to all of such Selling Partnership's rights and obligations hereunder.

                 It is the understanding of the undersigned that you are aware that no Proposed Sale or Proposed Transaction presently is contemplated and that such a transaction may never occur.
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                 If the foregoing accurately sets forth our agreement, please acknowledge your acceptance thereof in the space provided below for that purpose.

                                         Very truly yours,

                                         KKR 1996 FUND L.P.

                                         By:     KKR Associates 1996 L.P., its
                                                 general partner

                                         By:     KKR 1996 GP LLC, its general
                                                 partner


                                         By:
                                            ---------------------------
                                               Authorized Signatory


                                         KKR PARTNERS II, L.P.

                                         By:     KKR Associates, L.P. its
                                                 general partner

                                         By:
                                            ---------------------------
                                               Authorized Signatory


                                         REGAL EQUITY PARTNERS, L.P.

                                         By:     TOH/RANGER, LLC, its general
                                                 partner


                                         By:
                                            ---------------------------
                                               Authorized Signatory



                 Accepted and Agreed to:


                 --------------------------
                 (Print Your Name)



                 --------------------------
                 (Signature)